THIRD AMENDMENT TO PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

This Third Amendment to Purchase Agreement and Escrow Instructions (this “Amendment”) is made and entered into as of April 7, 2010 (the “Effective Date”) by and between G&E HC REIT II PARKWAY MEDICAL CENTER, LLC, a Delaware limited liability company, its successors and assigns (“Buyer”), and PARKWAY MEDICAL CENTER, LLC, an Ohio limited liability company (“Seller”).

RECITALS

A. Seller and Buyer entered into that certain Purchase Agreement and Escrow Instructions with an effective date of January 28, 2010, as amended by that certain First Amendment to Purchase Agreement and Escrow Instructions, dated February 24, 2010, and that certain Second Amendment to Purchase Agreement and Escrow Instructions, dated March 12, 2010 (the “Agreement”), with respect to the purchase and sale of that certain parcel of real property located at 3609 and 3619 Park East Drive, Beachwood, Ohio 44122 (and known as Parkway Medical Center), and known as permanent parcel number 742-29-014 (the “Real Property”), as described in greater detail in the Agreement. All capitalized terms not otherwise defined herein shall have the meaning given such terms in the Agreement.

B. Seller and Buyer desire to amend the Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Seller and Buyer agree as follows:

1. Incorporation of Recitals. The foregoing recitals are incorporated herein and made a part hereof as if set forth in their entirety.

2. Closing. Section 4(F) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Unless the parties otherwise agree in writing, this transaction will be closed and the Deed filed for record on April 12, 2010 (the “Closing Date,” or the “Closing”).”

3. Conditions Precedent Favoring Buyer. The following are hereby added to Section 6(D) of the Agreement as conditions precedent favoring Buyer:

“(9) Seller has delivered to Buyer written certification that the tenant improvements in Suite 306 South have been completed by Seller in accordance with the lease, together with a Tenant Estoppel (as defined in Section 6(F)(1) below) from the tenant of Suite 306 South, which estoppel shall state that all tenant improvements have been completed in accordance with the lease and that the tenant is in possession.

(10) Seller has delivered to Buyer (i) a fully executed Commencement Date/Premises Acceptance Memorandum (in the form attached to the lease for Suite 404 North as Exhibit F) from the tenant of Suite 404 North indicating that all Tenant Improvements (as defined in Section 8(A) below) in Suite 404 North have been completed in accordance with the lease and that the tenant has taken occupancy of Suite 404 North; and (ii) a Tenant Estoppel from the tenant of Suite 404 North, which estoppel shall state that all tenant improvements have been completed in accordance with the lease and that the tenant is in possession.”

4. Escrow Holdback Agreement and Rental Escrow Agreement. The Tenant Improvements in Suite 404 North will be completed in accordance with the lease and the tenant will take occupancy of Suite 404 North prior to Closing. Accordingly, the Agreement is hereby amended as follows:

(a) Sections 6(F)(9), 6(F)(10), 6(G)(5), 6(G)(6), 8(C), and 8(D) are hereby deleted in their entirety.

(b) Section 12(V) is hereby amended by deleting the next to last sentence regarding the Tenant Improvements Escrow Agreement, Escrow Holdback Agreement, and Rental Escrow Agreement in its entirety.

5. Amendment. Except as specifically modified by this Amendment, the Agreement is hereby ratified and confirmed, and all of the terms and provisions of the Agreement remain in full force and effect. In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall prevail. This Amendment contains the entire understanding of Seller and Buyer with respect to the subject matter hereof, and supersedes all prior or contemporaneous written or oral agreements and understandings between the parties hereto pertaining to any such matter.

6. Counterparts. Seller and Buyer intend and agree that (i) faxed or emailed signatures of this Amendment shall constitute original signatures and (ii) a faxed or emailed version of this Amendment containing the signature (original, faxed or emailed) of Seller and Buyer shall be counterparts, each of which will constitute an original and all of which shall comprise the entire Amendment. Seller and Buyer further agree that the acknowledgement of this Amendment by Escrow Agent is not required for this Amendment to be binding and effective as between Seller and Buyer.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

“SELLER”

PARKWAY MEDICAL CENTER, LLC,
an Ohio limited liability company

By: King Realty Capital II, LLC, Manager

By: /s/ Donald M. King
Donald M. King,
Its sole member

EXECUTED on this 7th day of April, 2010.

[Buyer’s signature appears on the following page]

“BUYER”

G&E HC REIT II PARKWAY MEDICAL
CENTER, LLC, a Delaware limited liability
Company

By: /s/ Andrea R. Biller
Name: Andrea R. Biller
Its: Authorized Signatory

EXECUTED on this the 7th day of April, 2010.

The undersigned Escrow Agent acknowledges the foregoing.

ESCROW AGENT:

RESOURCE TITLE AGENCY

By: /s/ Deborah Lawrence-Auten
Name: Deborah Lawrence-Auten
Title: Senior Vice President
Date: April 7, 2010